UNITED STATES
                        SECURITIES AND EXCHANGE COMMISION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 13, 2005


                               PATRIOT GOLD CORP.
             (Exact name of registrant as specified in its charter)

         Nevada                    000-32919                     86-0947048
         ------                    ---------                     ----------
(State or other jurisdiction      (Commission                  (IRS Employer
       of incorporation)          File Number)               Identification No.)

                            501-1775 Bellevue Avenue
                      West Vancouver, B.C., Canada V7V 1A9
                    (Address of principal executive offices)

                                  604-925-5257
              (Registrant's telephone number, including area code)


                                 ---------------
         (Former name or former address, if changed since last report.)

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 13, 2005, Mr. Ronald Blomkamp, the Chairman, President, Chief Executive Officer, Chief Operating Officer, Secretary, and a director of Patriot Gold Corp. (the "Company"), resigned from each of his positions as an officer and director of the Company. On the same date, the Company's board of directors voted to appoint Mr. Robert Coale as Chairman, President, Chief Executive Officer, Chief Operating Officer, and Secretary. On the same date, the Company's board of directors also elected Mr. Duncan Budge as a member of the board of directors of the Company.

Each director and executive officer holds office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. The following is a brief account of each of Mr. Coale's and Mr. Budge's age, education, and business experience during the past five years, and any other directorships held in reporting companies. There are no family relationships among the directors and executive officers of the Company.

Mr. Coale, age 65, has been a director of the Company since June 23, 2003. Since April, 2004 he has also been a director of Giant Oil & Gas Inc., a private oil and gas exploration company. He is a Professional Engineer with two engineering degrees (1963 - MetE. - Colorado School of Mines, 1971 - MSc. - University of the Witwaterstrand in South Africa) and an MBA from the University of Minnesota
(1982). He has over 40 years of resource related business and management experience. From November of 1999 to 2004, Mr. Coale was Senior Project Manager for EFS West, a privately held engineering and construction company located in Van Nuys, CA. At EFS West, he was responsible for development of natural gas and landfill gas engine generator plants and worked as a design engineer for liquefied and compressed natural gas storage and fueling facilities. Mr. Coale is currently an independent consulting engineer specializing in mineral processing and natural gas fueling systems including development of projects for converting low-grade or stranded natural gas sources into liquefied natural gas.

Mr. Budge, age 55, has served on the Board of Directors of Giant Oil & Gas Inc. since February, 2005. Since the fall of 2004 he has also been the Chief Financial Officer of Xemplar Energy Corp. (formerly Consolidated Petroquin
Resources Limited). Mr. Budge is a professional accountant who owned and operated his own Chartered Accounting firm from 1990 to 2001. Since 2001, he has worked as an independent financial consultant to firms in a variety of industries. Mr. Budge has a Bachelor of Commerce degree from the University of British Columbia and obtained his Chartered Accounting designation in 1977. Mr. Budge does not currently hold a Chartered Accountant designation but is in the process of renewing his designation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Patriot Gold Corp.
                                        (Registrant)

                                        By: /s/ Robert Coale
                                        Robert Coale, President, Chief Executive
                                        and Financial Officer, and Secretary

Date:  October 13, 2005